Exhibit 23.2

CAPELOGIC INCORPORATED Providing Technology Solutions for Financial Services

1 Windhaven Court Monroe, Twp NJ 08831

Telephone: (609)488-7930 Fax: (609) 662-1719

Web: www.capelogic.com

April 15, 2016

Olden Lane Securities LLC

200 Forrestal Rd., Suite 3B

Princeton, NJ 08540

Re:	Series 1 of Olden Lane Trust Capped Performance Portfolio with Contingent Protection Linked to the S&P 500® Index

Ladies and Gentlemen:

We have examined the Registration Statement File No. 333-202887 for the above captioned fund and acknowledge that Capelogic, Inc. is determining the evaluation of the Securities identified in that Registration Statement at the close of regular trading on the New York Stock Exchange on the inception date for Series 1 of Olden Lane Trust.

We hereby consent to the reference to Capelogic, Inc. as so determining the evaluation of those Securities at the close of regular trading on the New York Stock Exchange on the inception date. You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

Capelogic, Inc.

By: /s/

Salman Ahmed

Treasurer

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